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                                                                    EXHIBIT 99.3

                         COMMERCE SECURITY BANCORP, INC.

                  VOTING COMMON STOCK UPON CLOSING OF FINANCING
                       FOR ACQUISITION OF ELDORADO BANCORP

                                  JUNE 6, 1997

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                                                                 VOTING COMMON STOCK
                INVESTOR                                      OUTSTANDING AS OF FUNDING
                --------                                    ------------------------------
                                                                          PERCENT OF TOTAL
                                                              SHARES        VOTING COMMON
                                                            ----------    ----------------
DARTMOUTH CAPITAL GROUP, L.P.
7777 Center Avenue
Huntington Beach, CA  92647
      Voting Special Common Stock                              771,788            4.2%
      Class B Common Stock                                   5,655,164           30.8%
                                                            ----------    ----------------
      TOTAL DARTMOUTH CAPITAL GROUP                          6,426,952           35.1%

MADISON DEARBORN CAPITAL PARTNERS II LP
Three First National Plaza
Suite 1330
Chicago, IL  60602
      Voting Special Common Stock                            1,815,540            9.9%
      Class B Common Stock                                           0            0.0%
                                                            ----------    ----------------
      TOTAL MADISON DEARBORN                                 1,815,540            9.9%

OLYMPUS GROWTH FUND II, L.P.
Metro Center
One Station Place
Stamford, CT  06902
      Voting Special Common Stock                            1,797,385            9.8%
      Class B Common Stock                                           0            0.0%
                                                            ----------    ----------------
      TOTAL OLYMPUS GROWTH                                   1,797,385            9.8%

OLYMPUS EXECUTIVE FUND, L.P.
Metro Center
One Station Place
Stamford, CT  06902
      Voting Special Common Stock                               18,155            0.1%
      Class B Common Stock                                           0            0.0%
                                                            ----------    ----------------
      TOTAL OLYMPUS EXECUTIVE                                   18,155            0.1%

OTHER PRINCIPAL SHAREHOLDERS
(ALL CLASS B COMMON STOCK)
Ernest J. Boch                                               2,260,828           12.3%
Subaru New England, Inc.
95 Morse Street
Norwood, MA  02062

Peter H. Paulsen                                             1,424,184            7.8%
Commerce Pacific, Inc.
355 Harris Avenue, Suite 201
Bellingham, WA  98225

F.M. Kirby                                                   1,027,829            5.6%
c/o S. Dillard Kirby
17 DeHart Street
Morristown, NJ  07963
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